UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 6, 2003

(Date of earliest event reported)

FLOW INTERNATIONAL CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	0-12448	91-1104842

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

23500—64th Avenue South, Kent, Washington 98032

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code:

(253) 850-3500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 4.    Changes in Registrant’s Certifying Accountant

(Solely for the Flow International Corporation Voluntary Pension and Salary Deferral Plan)

This Form 8-K relates solely to the Voluntary Pension and Salary Deferral Plan for Employees of Flow International Corporation (the “Plan”).

(a)	Previous independent accountants

(i)	On June 6, 2003, the Audit Committee of Flow International Corporation approved the appointment of BDO Seidman LLP to serve as the Plans’ independent public accountants for the fiscal year ended December 31, 2002, and dismissed PricewaterhouseCoopers LLP as the Plans’ independent public accountants.

(ii)	The reports of PricewaterhouseCoopers LLP on the statements of net assets available for benefits of the Flow Plan for the years ended December 31, 2000 and 2001, and the related statements of changes in net assets available for benefits for the years ended December 31, 2000 and December 31, 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii)	In connection with its audits of the Plan for the two most recent fiscal years and through June 6, 2003, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

(iv)	During the two most recent fiscal years and through June 6, 2003, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

(v)	The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated June 27, 2003 is filed as Exhibit 16.1 to this Form 8-K.

Item 7.    Financial Statements and Exhibits

(c)    Exhibits

16.1    Letter from PricewaterhouseCoopers LLP, dated June 27, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2003	By:	/S/ JOHN S. LENESS, ESQ.

John S. Leness General Counsel and Corporate Secretary